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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                    RPM, INC.
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             (Exact name of registrant as specified in its charter)



                Ohio                                         34-6550857
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 (State of incorporation or organization)                 (I.R.S. Employer
                                                          Identification No.)



P.O. Box 777; 2628 Pearl Road; Medina, Ohio                     44258
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(Address of principal executive offices)                      (Zip Code)

      If this form relates to the registration of                  If this form relates to the registration of
      a class of securities pursuant to Section                    a class of securities pursuant to Section
      12(b) of the Exchange Act and is effective                   12(g) of the Exchange Act and is effective
      pursuant to General Instruction A.(c),                       pursuant to General Instruction A.(d),
      please check the following box. [X]                          please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
                                                                               ------------------
                                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        To be so registered                     each class is to be registered
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     Common Shares, without                      New York Stock Exchange
     par value


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Common Shares, without par value, set forth under the caption "Description of Common Shares" in the Registrant's Registration Statement on Form S-3 (Reg. No. 333-51371), filed with the Securities and Exchange Commission on April 29, 1998, is deemed to be incorporated by reference herein.


ITEM 2.  EXHIBITS.

         None.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                        RPM, INC.



Date: June 2, 1998                             By /s/ Thomas C. Sullivan
                                                 -------------------------------
                                                     Thomas C. Sullivan,
                                                     Chairman of the Board and
                                                     Chief Executive Officer